UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA		90404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Colony Financial, Inc. (the “Company”) recently received a proposal from Colony Capital, LLC (“Colony Capital”), the owner of Colony Financial Manager, LLC, the Company’s manager, regarding a potential transaction for an internalization of the management of the Company’s current business and the contribution to the Company of certain other material assets and rights of Colony Capital. The proposal envisions continuity of the senior management of the Company, and that the consideration would be paid in common equity of the Company. A special committee of the Company’s Board of Directors consisting of independent and disinterested directors has been formed and, together with its independent legal and financial advisors engaged for these purposes, will be reviewing the proposal. Any such internalization transaction will be subject to approval of the Company’s stockholders. With respect to this particular opportunity and other opportunities, there is no assurance that the Company will pursue or continue to pursue any of them or that any of them will be consummated. The Company does not undertake any obligation to provide updates on any such proposals or the status thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2014	COLONY FINANCIAL, INC.

	By:	/s/ Darren J. Tangen
Darren J. Tangen
Chief Operating Officer,
Chief Financial Officer and Treasurer